AMENDMENT NO. 2
                                       TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT



     THIS AMENDMENT dated as of June 30, 1997 by and among JPE, Inc., a Michigan corporation ("Company"), the Banks signatory hereto ("Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").

                                R E C I T A L S:

     A. Company, Banks and Agent entered into that certain Third Amended and Restated Credit Agreement dated as of December 31, 1996, as previously amended on April 16, 1997 ("Agreement").

     B. Company, Banks and Agent further desire to amend the Agreement as set forth below.

     NOW, THEREFORE, the parties agree as follows:

     1. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

     2.  Section 1.17 of the Agreement is amended to read as follows:

          "1.17 "Company Collateral Documents" shall mean the Company Security Agreement, the Stock Pledges, the Mortgages and all other security documents executed and delivered by Company to the Agent, in accordance with the terms and conditions of this Agreement, as the same may be amended, restated, supplemented or replaced from time to time."

     3.  Section  1.26 of the  Agreement  is amended to read as  follows:

          "1.26 "EBIT" shall mean with respect to any period, net earnings (or loss) of Company and its Consolidated Subsidiaries before interest expense and taxes and before reflecting extraordinary gains (or losses), including without limitation, the $5,000,000 write-off of charges recognized at September 30, 1996 relating to acquisitions permitted under Section 9.7 hereof, plus a $2,250,000 write-off of charges recognized at June 30, 1997 relating to Starboard Industries, Inc.; provided, however, that for purposes of determining EBIT for any period, the net earnings (or loss) of JPE Canada shall be included only if as of the date of determination JPE Canada is not prohibited under any contract or agreement from paying dividends on or making distributions to Company with respect to Company's shares of capital stock or other equity interest in JPE Canada and further provided, that in such case the net earnings (or loss) of JPE Canada so included in determining EBIT shall not exceed an amount equal to the lesser of (i) the amount obtained by multiplying the Capitalization Percentage by JPE Canada's net earnings (or loss) for such period and (ii) the amount of dividends or distributions JPE Canada may pay to Company as of such date of determination) and gains (or losses) from discontinued operations for such period, as determined in accordance with GAAP."

     4.  Section 1.27 of the Agreement is amended to read as follows:

          "1.27 "EBITDA" shall mean with respect to any period, net earnings (or loss) of Company and its Consolidated Subsidiaries before interest expense, taxes, depreciation and amortization expense and before reflecting extraordinary gains (or losses), including without limitation, a $5,000,000 write-off of charges recognized at September 30, 1996 relating to acquisitions permitted under Section 9.7, hereof, plus a $2,250,000 write-off of charges recognized at June 30, 1997 relating to Starboard Industries, Inc.; provided, however, that for purposes of determining EBITDA for any period, the net earnings (or loss) of JPE Canada shall be included only if as of the date of determination JPE Canada is not prohibited under any contract or agreement from paying dividends on or making distribution to Company with respect to Company's shares of capital stock or other equity interest in JPE Canada and further provided, that in such case the net earnings (or loss) of JPE Canada so included in determining EBITDA shall not exceed an amount equal to the lessor of (i) the amount obtained by multiplying the Capitalization Percentage by JPE Canada's net earnings (or loss) for such period and (ii) the amount of dividends or distribution JPE Canada may pay to Company as of such date of determination and gains (or losses) from discontinued operations for such period, as determined in accordance with GAAP."

     5.  Section 1.40 of the Agreement is amended to read as follows:

          "1.40 "Funded Debt" as of any date of determination shall mean all interest bearing Debt (other than Subordinated Debt and Debt evidenced by instrument(s) issued in connection with the Debt Placement) whether current or long term, as determined in accordance with GAAP."

     6.  Section 1.45 of the Agreement is amended to read as follows:

          "1.45 `Guarantor(s)' shall mean as of the date hereof, each Subsidiary of the Company (excluding Foreign Subsidiaries), and subsequent to the date hereof, each Person otherwise becoming a Subsidiary of the Company (excluding Foreign Subsidiaries), or otherwise entering into the guaranty (by joinder agreement or otherwise), from time to time and shall, as of the date of this Agreement, consist of the Subsidiaries listed on Schedule 1.42 annexed hereto."

     7.  Section 1.46 of the Agreement is amended to read as follows:

          "1.46 "Guarantor Collateral Documents" shall mean the Guaranty, the Guarantor Security Agreements, the Mortgages and all other security documents executed by the Guarantors and delivered to Agent at any time on, before or after the date hereof, pursuant to or in accordance with this Agreement or the Collateral Documents, and with respect to each Person which becomes a Guarantor after the date hereof, on the effective date it becomes a Guarantor, in each case in connection with such guaranties, security agreements or mortgages, this Agreement and any of the other Loan Documents, as such Collateral Documents may be amended, restated or replaced from time to time."

     8.  Section 1.72 of the Agreement is amended to read as follows:

          "1.72 "Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin component of the Eurodollar-based rate, which is (i) prior to the effective date of the closing of the Debt Placement, three and one quarter (3-1/4) percentage points and (ii) on and after the effective date of the closing of the Debt Offering, the applicable percentage points determined in accordance with the provisions of Section 5.1 hereof (based on the ratio of Funded Debt to EBITDA and the Fixed Charge Coverage Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.9."

     9. Subparagraph (vii) of the definition of `Permitted Acquisition' set forth in Section 1.78 of the Agreement is amended to read as follows:

          "(vii) on the date of any such acquisition, Company shall have caused to be furnished, executed and delivered to Agent as security for all Indebtedness of Company, in form and substance satisfactory to Agent and the Banks and supported by appropriate resolutions in certified form authorizing same, (A) the Guarantor Collateral Documents of the Subsidiary(ies) (excluding Foreign Subsidiaries) so acquired and (B) a Stock Pledge by Company or a Subsidiary, as the case may be, with respect to (1) all of its Stock in the Subsidiary(ies) (excluding Foreign Subsidiaries) so acquired and (2) sixty five percent (65%) of its Stock in the Foreign Subsidiaries so acquired; and if required or advisable under applicable law to perfect the liens granted thereby, documents covering such Collateral executed and delivered by the appropriate parties, including without limitation, original certificates evidencing any shares of Stock pledged to Agent, under the Guarantor Collateral Documents or Stock Pledge delivered pursuant to this subparagraph (vii)."

     10.  Section 1.101 of the Agreement is amended to read as follows:

          "1.101 `Subordinated Debt' shall mean Debt of Company and/or its Subsidiaries permitted under Section 9.5(f) or Section 9.5(i) hereof, which is subordinated in right of payment and distribution upon liquidation to the Indebtedness on terms and conditions acceptable to the Agent; (ii) has a final maturity extending beyond the Revolving Credit Maturity Date; (iii) does not require any payment of principal thereunder prior to the Revolving Credit Maturity Date; (iv) has no financial covenants more restrictive than those set forth in Sections 8.4 and 8.5 hereof or any other financial covenants in effect under this Agreement at the time such Debt is issued (except as otherwise agreed to by Agent in their sole discretion); and (v) has other subordination provisions otherwise satisfactory to Agent."

     11. Sections 1.115, 1.116, and 1.117 are added to the Agreement as follows:

          "1.115  "Debt  Placement"  shall have the meaning set forth in Section
     8.21 hereof."

          "1.116 "Foreign Subsidiary(ies)" shall mean as of any date of determination any Subsidiary of Company which is not incorporated under the laws of the United States of America or any state thereof."

          "1.117 "Mortgages" shall mean the real estate mortgages encumbering all of Company's or any Subsidiary's (excluding Foreign Subsidiaries) real property interests, now owned or hereafter acquired, executed and delivered by Company to the Agent any time on or after the date hereof as the same may be amended, restated, supplemented or replaced from time to time."

     12. Section 8.3(h) is added to the Agreement as follows:

          "(h) as soon as available, and in any event within forty-five (45) days after the last day of each fiscal quarter of Company (including the last quarter of each fiscal year) financial projections in form satisfactory to Agent but including without limitation balance sheets, income statements and statements of cash flows for Company and its Consolidated Subsidiaries for the period commencing on the first day of the then current fiscal quarter and ending on December 31, 1998, certified by a responsible financial officer of Company as being prepared in good faith in a manner consistent with Company's accounting policies and practices in effect on the date hereof."

     13. Section 8.4 of the Agreement is amended to read as follows:

          "Section 8.4 Maintain Funded Debt to EBITDA Ratio. Maintain at all times a Funded Debt to EBITDA Ratio of not more than the Maximum Funded Debt to EBITDA Ratio. "Maximum Funded Debt to EBITDA Ratio" shall mean the following during the period set forth below:

     from March 31, 1997 through June 30, 1997.......................6.75 to 1 from July 1, 1997 through September 30, 1997....................6.00 to 1 from October 1, 1997 through December 31, 1997..................5.50 to 1 from January 1, 1998 and thereafter.............................4.75 to 1."

     14. Section 8.5 of the Agreement is amended to read as follows:

          "Section 8.5 Maintain Fixed Charge Coverage Ratio. On a Consolidated Basis, maintain at all times a Fixed Charge Coverage Ratio of not less than the following, during the periods set forth below:

     From March 31, 1997 through June 30, 1997.......................1.0 to 1
     From July 1, 1997 through September 30, 1997....................1.25 to 1
     From October 1, 1997 and thereafter.............................1.35 to 1."

     15. Section 8.13 of the Agreement is amended to read a follows:

          "8.13 Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of occurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and then current practice would dictate; and in the case of all policies covering property subject to the Collateral Documents, or property in which the Banks shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall conform to the requirements set forth in the applicable collateral documents and shall provide that the loss payable thereunder shall be payable to Company or Guarantor, as applicable, and to the Agent; and with all said policies or copies thereof, including all endorsements thereon and those required hereunder, to be deposited with the Agent, at the request of the Agent.

     16. Section 8.21 of the Agreement is amended to read as follows:

          "Section 8.21 Additional Capital. On or before August 14, 1997 furnish Agent, with copies for each Bank, with a mandate letter executed by Company and an investment banker satisfactory to Agent pursuant to which Company commits (subject to standard conditions) to raise not less than $25,000,000 in capital through a public offering or private placement of unsecured Debt on terms satisfactory to Agent ("Debt Placement"). The proceeds of the Debt Placement shall be used by Company as follows:

         (i) the first $25,000,000 in proceeds shall be applied first to repay the Indebtedness outstanding under the Line of Credit Notes, pro rata, based on each Bank's respective Percentage of the Line of Credit Aggregate Commitment and then to repay the Indebtedness outstanding under the Revolving Credit Notes, pro rata, based on each Bank's respective Percentage of the Revolving Credit Aggregate Commitment (and concurrently with any such repayment pursuant to this clause (i), the Line of Credit Aggregate Commitment shall be permanently terminated);

         (ii) next, at Company's option, to make a loan or advance to JPE Canada not to exceed the principal indebtedness of JPE Canada to Bank of Nova Scotia then outstanding, (and Company shall cause JPE Canada to use the proceeds thereof solely to repay (and permanently reduce) such indebtedness of JPE Canada to Bank of Nova Scotia); and

         (iii) next, to repay the Indebtedness outstanding under the Revolving Notes, pro rata, based on each Bank's respective Percentage of the Revolving Credit Aggregate Commitment.

     Repayments of the Notes under this Section 8.21 shall be made in accordance with the terms and conditions of Sections 2.8 and 2.A.6 of this Agreement, respectively, and, if any such repayment requires the prepayment of a Eurodollar-based Advance or Quoted Rate Advance on a day other than the last day of the Interest Period applicable thereto, such repayment shall be subject to the prepayment penalty provisions of Section 12.1 hereof."

     17. Section 8.22 is added to the Agreement as follows:

          "8.22 Mortgages. Company shall furnish, execute and deliver to the Agent, or cause to be furnished, executed and delivered to Agent, in form satisfactory to Agent, for the benefit of the Banks, (i) first priority Mortgages of all real property now owned or hereafter acquired by Company or any of its Subsidiaries (excluding Foreign Subsidiaries), subject only to liens and encumbrances acceptable to Agent, (ii) a policy of mortgage title insurance (or a marked commitment to issue such policy in form satisfactory to Agent) in standard A.L.T.A. loan policy form issued by a title company satisfactory to Agent without standard exceptions and with zoning and comprehensive endorsements and such other endorsements as Agent may reasonably request, in an amount not less than the appraised value of such real property insuring that each such Mortgage constitutes a first lien on the such real property subject only to liens and encumbrances acceptable to Agent, (iii) a minimum detail A.L.T.A. survey of such real property certified to the Agent and the title company referred to above showing nothing objectionable to Agent and such title company, (iv) copies of the insurance policies required under Section 8.13 hereof, (v) environmental assessments of such real property as may be reasonably requested by Agent in accordance with its standard environmental policies in form satisfactory to Agent and (vi) such other documents or certificates as may be requested by Agent and in connection therewith and/or as are required under the terms of the Mortgages. The documents, instruments and other items required under this Section 8.22 with respect to real property acquired after the date hereof shall be furnished to Bank prior to or simultaneously with the acquisition thereof."

     18. Section 9.5(g) of the Agreement is amended to read as follows:

          "(g) the Debt of JPE Canada to Bank of Nova Scotia incurred in connection with the Pebra Acquisition, not to exceed the sum of Thirty Five Million Canadian Dollars (CDN $35,000,000) in the aggregate at any time outstanding less the aggregate principal amount loaned or advanced by Company to JPE Canada pursuant to Section 8.21(ii) hereof;"

     19. Section 9.5(i) and (j) are added to the Agreement as follows:

          "(i) unsecured Debt of Company evidenced by instruments issued in connection with the Debt Placement; and

          "(j) indebtedness of JPE Canada to Company permitted under Section 8.21(ii) hereof."

     20. Subsection (j) is added to Section 9.9 of the Agreement as follows:

          "(j) in addition to the Investments permitted under Subsection (i) of this Section 9.9, a loan or advance by Company to JPE Canada which is permitted under Section 8.21(ii) hereof."

     21. Section 10.1(c) of the Agreement is amended to read as follows:

          "(c) default in the observance or performance of any of the conditions, covenants or agreements of the Company set forth in Sections 2.7, 2.A.5, 3.6, 8.1, 8.3 through 8.6, 8.8, 8.11, 8.13, 8.15 through 8.19,
     8.21, 8.22, Article 9 (in its entirety), Section 13.7 or Section 14.25 hereof;"

     22. Section 10.1(n) of the Agreement is amended to read as follows:

          "(n) the failure of Company to close the Debt Placement on or before December 31, 1997.

     23. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 7.1 through 7.22 and 7.24 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 7.23 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to Agent by Company in accordance with Section 8.3 of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

     24. The amendments set forth above shall be effective as of June 30, 1997 upon (i) delivery to Agent of each of the documents set forth on the attached closing agenda in form satisfactory to Agent and the Banks, and (ii) payment by Company of a nonrefundable amendment fee of $60,000 to Agent for distribution to the Banks, pro rata, based on their respective Percentages of the Revolving Credit Aggregate Commitment.

     25. Notwithstanding anything to the contrary set forth herein, with respect to the real property identified on Schedule 1 annexed hereto, Company shall not be required to furnish Agent with the Mortgages, environmental assessments, title policies and surveys required under Section 8.22 of the Agreement until the earlier of (i) October 15, 1997 and (ii) the closing of the Debt Placement.

     26. This Amendment may be executed in counterparts.

     IN WITNESS WHEREOF, the parties execute this Amendment as of the date set forth above.


COMPANY:                                JPE, INC.

                                        By:  /s/ James J. Fahrner
                                             -----------------------------

                                        Its: Sr. Vice President - CFO


AGENT:                                  COMERICA BANK

                                        By:  /s/ Jatinder Kalis
                                             -----------------------------

                                        Its: Corporate Finance Officer


REVOLVING CREDIT BANKS                  COMERICA BANK
and
LINE OF CREDIT BANKS:

                                        By:  /s/ Lana L. Anderson
                                             -----------------------------

                                        Its: Vice President


                                        NBD BANK

                                        By:  /s/ Erik Bakker
                                             -----------------------------

                                        Its: First Vice President


                                        NATIONAL BANK OF CANADA

                                        By:  /s/ Jeffrey C. Angell
                                             -----------------------------

                                        Its: Vice President


                                        HARRIS TRUST AND SAVINGS BANK

                                        By:  /s/ Jeffrey C. Nicholson
                                             -----------------------------

                                        Its: Vice President


                                        BANK ONE, DAYTON, N.A.

                                        By:  /s/ Joey D. Williams
                                             -----------------------------

                                        Its: Vice President


SWING LINE BANK:                        COMERICA BANK

                                        By:  /s/ Lana L. Anderson
                                             -----------------------------

                                        Its: Vice President